                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                        Date of report: January 18, 2002


                       CLEAR CHANNEL COMMUNICATIONS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

             TEXAS                     1-9645                  74-1787536
 (State or other jurisdiction        (Commission              (IRS Employer
       of incorporation)            File Number)           Identification No.)


   200 East Basse Road, San Antonio, Texas                        78209
  (Address of principal executive offices)                     (Zip Code)


  Registrant's telephone number, including area code         (210) 822-2828

ITEM 5. OTHER EVENTS.

On August 1, 2000, Clear Channel Communications, Inc., (the "Company" or "Registrant"), a Texas corporation, and SFX Entertainment, Inc., a Delaware corporation ("SFX"), consummated a merger (the "SFX Merger") whereby CCU II Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, was merged with and into SFX pursuant to the Agreement and Plan of merger (the "SFX Merger Agreement"), dated February 29, 2000, as amended. As a result of the SFX Merger, SFX has become a wholly-owned subsidiary of the Company. The SFX Merger was a tax-free, stock-for-stock transaction.

Pursuant to the terms and conditions set forth in the SFX Merger Agreement, SFX Class A shareholders received 0.6 shares of Clear Channel Communications, Inc. common stock for each SFX share and SFX Class B shareholders received one share of Clear Channel Communications, Inc. common stock for each SFX share. The Company issued an aggregate of approximately 39.2 million shares of Clear Channel Common Stock in exchange for shares of SFX Class A and Class B common stock.

On August 30, 2000, the Company and AMFM Inc., a Delaware corporation ("AMFM"), consummated a merger (the "AMFM Merger") whereby CCU Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company, was merged with and into AMFM pursuant to the Agreement and Plan of merger (the "AMFM Merger Agreement"), dated October 2, 1999. As a result of the AMFM Merger, AMFM has become a wholly-owned subsidiary of the Company. The AMFM Merger was a tax-free, stock-for-stock transaction.

Pursuant to the terms and conditions set forth in the AMFM Merger Agreement, AMFM shareholders received 0.94 shares of Clear Channel Communications, Inc. common stock for each AMFM share. The Company issued an aggregate of approximately 205.4 million shares of Clear Channel Common Stock in exchange for shares of AMFM common stock.

The purpose of this filing is to make public the unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2000 reflecting the pro forma effect of the AMFM and SFX mergers.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (b) Pro Forma Financial Information.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                      CONSOLIDATED STATEMENT OF OPERATIONS

     The following unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2000 was prepared based upon the historical consolidated statement of operations of Clear Channel, adjusted to reflect:

     - the merger with SFX Entertainment, Inc. ("SFX"), which closed on August 1, 2000, as if such merger had occurred on January 1, 2000,

     - the merger with AMFM Inc. ("AMFM"), which closed on August 30, 2000, as if such merger had occurred on January 1, 2000,

     - the sale of radio stations Clear Channel and AMFM divested and the change in the accounting for AMFM's approximate 30% ownership (11% voting) in Lamar Advertising from the equity method to the cost method due to the discontinuance of any and all control over the operations of Lamar Advertising per governmental directives as if such transactions had occurred on January 1, 2000, and

     - Certain other AMFM financing transactions as if such transactions had occurred on January 1, 2000.

     For accounting purposes, Clear Channel has accounted for the acquisitions of SFX and AMFM as purchases; accordingly, the net assets of SFX and AMFM have been adjusted to their estimated fair values based upon purchase price allocations.

     The unaudited pro forma combined condensed consolidated statement of operations should be read in conjunction with the historical financial statements and the notes thereto of Clear Channel incorporated by reference in this document.

     The unaudited pro forma combined condensed consolidated statement of operations is not necessarily indicative of the actual results of operations that would have been achieved had the above described transactions occurred on the dates indicated nor is it necessarily indicative of future operating results.

                                  CLEAR CHANNEL

               UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
                             STATEMENT OF OPERATIONS
                (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE DATA)
                          YEAR ENDED DECEMBER 31, 2000

                                                                                             PRO FORMA
                                      CLEAR         SFX         PRO FORMA         AMFM      ADJUSTMENTS
                                     CHANNEL     HISTORICAL     SFX MERGER     HISTORICAL       TO             AMFM
                                    HISTORICAL   6/30/2000    ADJUSTMENTS(A)   8/31/2000      AMFM(B)     DIVESTITURES(C)
                                    ----------   ----------   --------------   ----------   -----------   ---------------
Net revenue.......................  $5,345,306   $1,034,175      $ (7,250)     $1,545,411    $     --        $(179,839)
Operating expenses................   3,480,706      945,662        (1,032)        819,924          --          (97,032)
Non-cash compensation expense.....      16,032           --            --          36,137          --               --
Depreciation and amortization.....   1,401,063       97,220        33,119         588,633          --          (60,399)
Merger, nonrecurring & sys. dev.
  expenses........................          --      108,566       (13,000)        112,357     (96,264)              --
Corporate expenses................     142,627       13,670            --          43,559          --               --
                                    ----------   ----------      --------      ----------    --------        ---------
Operating income (loss)...........     304,878     (130,943)      (26,337)        (55,199)     96,264          (22,408)
Interest expense..................     383,104       73,983        (3,408)        319,840      (1,520)        (101,944)
Gain (loss) on sale of assets
  related to mergers..............     783,743           --            --       1,666,385          --               --
Equity in earnings (loss) of
  nonconsolidated affiliates......      25,155           --           954         (61,851)     53,376               --
Other income (expense) -- net.....     (17,133)       3,973            --          30,535          --               --
                                    ----------   ----------      --------      ----------    --------        ---------
Income (loss) before income taxes,
  and credit on preferred stock
  subsidiary......................     713,539     (200,953)      (21,975)      1,260,030     151,160           79,536
Income tax (expense) benefit......    (464,731)      (4,300)       (1,363)       (533,664)    (34,224)         (13,332)
Credit on preferred stock of
  subsidiary......................          --           --            --           3,310      (3,310)              --
                                    ----------   ----------      --------      ----------    --------        ---------
Net income (loss).................     248,808     (205,253)      (23,338)        729,676     113,626           66,204
Preferred stock dividends.........          --           --            --             321        (321)              --
                                    ----------   ----------      --------      ----------    --------        ---------
Net income (loss) attributable to
  common shareholders.............  $  248,808   $ (205,253)     $(23,338)     $  729,355    $113,947        $  66,204
                                    ==========   ==========      ========      ==========    ========        =========
Net income (loss) attributable to
  common shareholders per common
  share:
  Basic...........................  $      .59
                                    ==========
  Diluted.........................  $      .57
                                    ==========


                                                        PRO FORMA        CLEAR
                                     CLEAR CHANNEL     AMFM MERGER      CHANNEL
                                    DIVESTITURES(D)   ADJUSTMENTS(E)   PRO FORMA
                                    ---------------   --------------   ----------
Net revenue.......................      $(65,100)      $   (16,738)    $7,655,965
Operating expenses................       (31,946)           (5,651)     5,110,631
Non-cash compensation expense.....            --             8,136         60,305
Depreciation and amortization.....        (9,259)          149,126      2,199,503
Merger, nonrecurring & sys. dev.
  expenses........................            --            (1,000)       110,659
Corporate expenses................            --                --        199,856
                                        --------       -----------     ----------
Operating income (loss)...........       (23,895)         (167,349)       (24,989)
Interest expense..................       (27,964)          (10,047)       632,044
Gain (loss) on sale of assets
  related to mergers..............            --        (2,297,658)       152,470
Equity in earnings (loss) of
  nonconsolidated affiliates......            --                --         17,634
Other income (expense) -- net.....            --                --         17,375
                                        --------       -----------     ----------
Income (loss) before income taxes,
  and credit on preferred stock
  subsidiary......................         4,069        (2,454,960)      (469,554)
Income tax (expense) benefit......        (2,244)          966,063        (87,795)
Credit on preferred stock of
  subsidiary......................            --                --             --
                                        --------       -----------     ----------
Net income (loss).................         1,825        (1,488,897)      (557,349)
Preferred stock dividends.........            --                --             --
                                        --------       -----------     ----------
Net income (loss) attributable to
  common shareholders.............      $  1,825       $(1,488,897)    $ (557,349)
                                        ========       ===========     ==========
Net income (loss) attributable to
  common shareholders per common
  share:
  Basic...........................                                     $     (.95)
                                                                       ==========
  Diluted.........................                                     $     (.95)
                                                                       ==========

                                  CLEAR CHANNEL

                      NOTES TO UNAUDITED PRO FORMA COMBINED
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A) The pro forma SFX merger adjustments for the six month period ended June 30, 2000 are as follows:

                                                                         INCREASE (DECREASE)
                                                                              TO INCOME
                                                                         -------------------
     (1)   Decrease in revenue due to the elimination of services SFX provided to Clear Channel and services Clear Channel
           provided to SFX and the reclassification of earnings from
           equity method investments out of net revenue (SFX's policy)
           into equity in earnings of nonconsolidated affiliates (Clear
           Channel's policy)...........................................       $ (7,250)
     (2)   Change in operating expense due to the elimination of
           services SFX provided to Clear Channel and services Clear
           Channel provided to SFX of $6,296, offset by the increase in operating expenses resulting from change in classification of integration and start-up costs of $5,264 from treatment as depreciation expense (SFX's policy) to treatment as
           operating expense (Clear Channel's policy)..................          1,032
     (3)   Increase in amortization expense resulting from the
           additional goodwill created by the merger, other intangible assets acquired in the merger and a change in the life of
           intangible assets amortization from an average of 15 years
           (SFX's policy) to an average of 20 years (Clear Channel's
           policy) of $38,383 partially offset by the reclassification
           of $5,264 from depreciation expense to operating expense....        (33,119)
     (4)   Decrease in merger and non-recurring costs due to the
           elimination of direct merger related expenses...............         13,000
     (5)   Decrease in interest expense resulting from the amortization of premium on long-term debt resulting from the mark-up to
           fair value..................................................          3,408
     (6)   Increase in equity in earnings (loss) of nonconsolidated
           affiliates resulting from the reclassification of earnings from equity method investments out of revenue (SFX's policy)
           into equity in earnings of nonconsolidated affiliates (Clear
           Channel's policy)...........................................            954
     (7)   Increase in income tax expense associated with the tax
           effect of adjustment (3) at Clear Channel's estimated tax
           rate of 40%.................................................         (1,363)

     (B) The pro forma adjustments to AMFM historical for the eight months ended August 31, 2000 are as follows:

                                                                         INCREASE (DECREASE)
                                                                              TO INCOME
                                                                         -------------------
     (8)   Decrease in merger, nonrecurring and sys. dev. expenses to eliminate AMFM's historical merger costs associated with the
           Clear Channel merger........................................         96,264
     (9)   Reflects the net decrease in interest expense related to the purchase of $200,000 of aggregate principal amount of AMFM's
           9 3/8% Senior Subordinated Notes due 2004 and estimated fees and expenses which was completed on February 15, 2000,
           funded with borrowings under the credit agreement, and the net decrease in interest expense related to the purchase of
           $99,400 aggregate principal amount of AMFM's 10 1/2% Senior
           Subordinated Notes due 2007 and estimated fees and expenses which was completed on June 2, 2000, funded with borrowings
           under the credit agreement..................................          1,520

                                  CLEAR CHANNEL

                      NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                         INCREASE (DECREASE)
                                                                              TO INCOME
                                                                         -------------------
     (10)  As a condition for approval of the merger with Clear Channel from the Department of Justice, AMFM is prohibited from
           exercising any governance rights over Lamar. Since AMFM may no longer exercise significant influence over the operations of Lamar, AMFM's investment in Lamar will be accounted for using the cost method instead of the equity method
           subsequent to the merger date. This adjustment removes the historical equity in losses of Lamar for the period from
           January 1 to August 30, 2000................................         53,376
     (11)  Reflects the tax effect of the pro forma adjustments........        (34,224)
     (12)  Reflects the elimination of the credit on exchange of preferred stock of subsidiary for the period from January 1 to August 30, 2000 related to the exchange of the 12% Senior
           Exchangeable Preferred Stock of AMFM for 12% Subordinated
           Exchange Debentures due 2009 completed effective January 1,
           2000........................................................         (3,310)
     (13)  Reflects the elimination of preferred stock dividends related to the conversion of AMFM's 7% Convertible Preferred
           Stock to AMFM common stock on January 19, 2000 pursuant to a
           notice of redemption issued to holders......................            321

     The pro forma adjustments for the year ended December 31, 2000 relating to the sale of radio stations Clear Channel and AMFM divested, are as follows:

     (C) AMFM Divestitures

                                                                         INCREASE (DECREASE)
                                                                              TO INCOME
                                                                         -------------------
     (14)  Decrease in revenue.........................................       $(179,839)
     (15)  Decrease in operating expenses..............................          97,032
     (16)  Decrease in depreciation and amortization, of which 45,351 results in a permanent difference and will not be deducted
           for federal income tax purposes.............................          60,399
     (17)  Decrease in interest expense associated with the reduction
           of long-term debt resulting from the use of net proceeds....         101,944
     (18)  Increase in income tax expense associated with the tax effect of adjustments (13) through (16) at AMFM's estimated
           tax rate of 39%.............................................         (13,332)

                                  CLEAR CHANNEL

                      NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

     (D) Clear Channel Divestitures

                                                                         INCREASE (DECREASE)
                                                                              TO INCOME
                                                                         -------------------
     (19)  Decrease in revenue.........................................       $(65,100)
     (20)  Decrease in operating expenses..............................         31,946
     (21)  Decrease in depreciation and amortization, of which $1,541 results in a permanent difference and will not be deducted
           for federal income tax purposes.............................          9,259
     (22)  Decrease in interest expense associated with the reduction
           of long-term debt resulting from the use of net proceeds....         27,964
     (23)  Change in income tax expense associated with the tax effect of adjustments (18) through (21) at Clear Channel's
           estimated tax rate of 40%...................................         (2,244)

     (E) The pro forma AMFM merger adjustments for the year ended December 31, 2000 are as follows:

                                                                          INCREASE
                                                                         (DECREASE)
                                                                          TO INCOME
                                                                         -----------
     (24)  Decrease in revenue due to the elimination of services AMFM provided to Clear Channel and services Clear Channel
           provided to AMFM............................................  $   (16,738)
     (25)  Decrease in operating expense due to the elimination of services AMFM provided to Clear Channel and services Clear
           Channel provided to AMFM of $16,738, partially offset by the increase in operating expense resulting from change in
           classification for start-up and development costs of $10,087 from treatment as depreciation expense and as merger and
           non-recurring costs (AMFM's policy) to treatment as
           operating expense (Clear Channel's policy)..................        5,651
     (26)  Increase in non-cash compensation expense due to the
           assumption of unvested options held by AMFM employees.......       (8,136)
     (27)  Increase in amortization expense resulting from the
           additional licenses and goodwill created by the merger and a change in the life of licenses and goodwill amortization
           from 15 years (AMFM's policy) to 25 years (Clear Channel's policy). $39,803 in a permanent difference and will not be deductible for federal income tax purposes. This is
           partially offset by the decrease in amortization expense
           resulting from the change of classification of start-up and development costs of $10,087 from treatment as depreciation expense (AMFM's policy) to treatment as operating expense
           (Clear Channel's policy)....................................     (149,126)
     (28)  Decrease in merger and non-recurring costs resulting from the change in classification for start-up and development
           costs from treatment as merger and non-recurring costs
           (AMFM's policy) to treatment as operating expense (Clear
           Channel's policy)...........................................        1,000

                                  CLEAR CHANNEL

                      NOTES TO UNAUDITED PRO FORMA COMBINED
           CONDENSED CONSOLIDATED FINANCIAL STATEMENTS -- (CONTINUED)

                                                                          INCREASE
                                                                         (DECREASE)
                                                                          TO INCOME
                                                                         -----------
     (29)  Decrease in interest expense associated with the
           amortization of the premium on long term debt resulting from the mark-up of debt to fair value, partially offset by an
           increase in interest expense associated with the increased long-term debt resulting from the merger expenses of
           $250,000....................................................       10,047
     (30)  Decrease in gain on sale of assets related to mergers associated with the realized gain on the sale of radio
           stations Clear Channel and AMFM divested in order to obtain
           regulatory approvals for the merger.........................   (2,297,658)
     (31)  Decrease in income tax expense associated with the tax effect of the adjustments in note (25), (26) and (28) at
           Clear Channel's estimated tax rate of 40%...................      966,063

     There is no dilutive effect related to stock options and other potentially dilutive securities on weighted-average shares outstanding as a pro forma net loss is reported for the year ended December 31, 2000. Pro forma basic and diluted share information is as follows (In thousands):

Clear Channel historical weighted-average shares
  outstanding...............................................  423,969
Increase weighted-average common stock outstanding to
  account for 39.6 million shares of Clear Channel's common
  stock given in the SFX merger weighted for the full
  year......................................................   23,200
Increase weighted-average common stock outstanding to
  account for 205.4 million shares of Clear Channel's common stock given in the AMFM merger weighted for the full
  year......................................................  137,274
                                                              -------
Clear Channel pro forma weighted-average shares
  outstanding...............................................  584,443
                                                              =======

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CLEAR CHANNEL COMMUNICATIONS, INC.


Date: January 18, 2002              By: /s/ HERBERT W. HILL JR.
                                        ----------------------------------------
                                        Herbert W. Hill, Jr.:
                                        Sr. Vice President/Chief Accounting
                                        Officer: